Exhibit 10.2

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of June 25, 2026, by and among (i) Launch Two Acquisition Corp., a Cayman Islands exempted company that intends in connection with the Closing (as defined below) to effect the Domestication (as defined below) and become a Delaware corporation, and change its name in connection with the Merger (as defined below) to NuCube Holdings, Inc. (the “SPAC” and, after giving effect to the Merger, “PubCo”), (ii) NuCube Energy, Inc., a Delaware corporation (the “Company”), and (iii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, contemporaneously herewith, the SPAC, the Company and Tesseract Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the SPAC (“Merger Sub”), and certain other persons named therein and party thereto, entered into that certain Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, among other matters, upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”): (i) prior to the Merger (as defined below), SPAC shall continue out of the Cayman Islands and into the State of Delaware as to re-domicile as and become a Delaware corporation pursuant to the Cayman Islands Companies Law (2020 Revision) and the applicable provisions of the Delaware General Corporation Law (the “Domestication”), and (ii) Merger Sub will merge with and into the Company with the Company continuing as the surviving entity (the “Merger”); and

WHEREAS, pursuant to the Business Combination Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto desire to enter into this Agreement, pursuant to which Holder’s Restricted Securities (as defined below) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Lock-Up Provisions.

(a) As used in this Agreement:

(i) “Lock-Up Period” means the period commencing on the date of the Closing and ending on the earlier of (A) one hundred eighty (180) days after the date of the Closing, or (B) if, subsequent to the date of the Closing, the Stock Price of PubCo Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, share consolidations, rights issuances, share dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30-Trading Day period commencing after the Closing, or (C) subsequent to the date of the Closing, the date on which PubCo completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of PubCo’s stockholders having the right to exchange their shares for cash, securities or other property;

(ii) “Prohibited Transfer” means to (A) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (C) publicly disclose (other than in compliance with the Amended Registration Rights Agreement) the intention to do any of the foregoing, whether any such transaction described in clauses (A), (B) or (C) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise;

(iii) “PubCo Common Stock” means the shares of common stock, par value $0.0001 per share, of PubCo issued to Holder, or issuable to Holder upon the exercise of any Assumed Options or Assumed Warrants issued to Holder, in each case in connection with the Merger.

(iv) “Restricted Securities” means all of Holder’s PubCo Common Stock other than Unrestricted Securities;

(v) “Stock Price” means, on any Trading Day on or after the date of the Closing, the closing sale price per share of PubCo Common Stock reported as of 4:00 p.m., New York, New York time on such Trading Day, as reported by Bloomberg L.P. (or, if not reported therein, in another authoritative source selected by the SPAC, the SPAC Representative and the Seller Representative);

(vi) “Trading Day” means any day after the date of the Closing on which shares of PubCo Common Stock are tradeable on the principal securities exchange or securities market on which shares of PubCo Common Stock are then traded; and

(vii) “Unrestricted Securities” means any shares of PubCo Common Stock and any shares of PubCo Common Stock issuable upon the exercise of any SPAC Public Warrants acquired by Holder for value in the public markets and not pursuant to the Business Combination Agreement.

(b) Holder shall not during the Lock-Up Period effect or allow any Prohibited Transfer of any Restricted Securities other than as permitted by Section 1(c) below.

(c) The foregoing Section 1(b) shall not apply to (i) any Unrestricted Securities, or (ii) the transfer or other disposition of any or all of the Restricted Securities owned by Holder (A) by gift or donation, (B) by will or other testamentary document or intestate succession upon the death of Holder, (C) to any Permitted Transferee (defined below), or (D) pursuant to a court order or settlement agreement or other domestic order related to the distribution of assets in connection with the dissolution of marriage or civil union, provided that any shares of PubCo Common Stock issued upon exercise of such SPAC Warrants or Assumed Warrants shall remain Restricted Securities; provided, however, that in any of cases (A), (B), (C) or (D) of this clause (ii) above, (x) any such transfer or disposition shall not be for value, (y) it shall be a condition to such transfer that the transferee executes and delivers to PubCo an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and (z) there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (1) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (2) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (3) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (4) if Holder is an entity, as a distribution to limited partners, stockholders, members or owners of similar equity interests in Holder (x) pro rata in accordance with its Organizational Documents or (y) upon the liquidation and dissolution of Holder, or (5) any affiliate of Holder. Holder further agrees to execute such agreements as may be reasonably requested by PubCo that are consistent with the foregoing or that are necessary to give further effect thereto.

(d) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and PubCo shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, PubCo may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(e) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF JUNE 25, 2026, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(f) If, prior to the expiration of the Lock-Up Period, the outstanding PubCo Common Stock shall have been changed into a different series or class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction affecting the outstanding PubCo Common Stock, then any description contained herein which is based upon PubCo Common Stock will be adjusted for such dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction. Any adjustment under this Section 1(f) shall become effective at the date and time that such dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction, became effective.

(g) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of PubCo with respect to the Restricted Securities during the applicable Lock-Up Period, including the right to vote any Restricted Securities, subject to the terms of the Business Combination Agreement.

2. Representations. Each party hereto hereby represents and warrants to the other party and acknowledges that: (a) the execution, delivery and performance of this Agreement have been duly authorized by such party and do not require such party to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such party or other governing documents or any agreement or instrument to which such party is a party or by which such party is bound; (b) such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder; and (c) this Agreement is valid, binding and enforceable against such party in accordance with its terms.

3. Miscellaneous.

(a) Termination of Business Combination Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time and any such purported transfer shall be null and void. PubCo may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if such court lacks subject matter jurisdiction, in any state or federal court located in Wilmington, Delaware) or in any appellate court thereof (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Courts. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 3(g) (and in the case of Holder, the address set forth on such Holder’s signature page). Nothing in this Section 3(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt; provided that such Party provided an email address below, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to SPAC, at or prior to the Closing, to:	With a copy (which shall not constitute notice) to:

Launch Two Acquisition Corp.	Ellenoff Grossman & Schole LLP
180 Grand Avenue, Suite 1530	1345 Avenue of the Americas, 11th Floor
Oakland, California 94612	New York, New York 10105
Attn: James McEntee	Attn: David Landau, Esq.; Steven Mermelstein, Esq.

If to the Company, or to Pubco after the Closing, to:	With a copy (which will not constitute notice) to:

NuCube Energy, Inc.	Morgan, Lewis & Bockius, LLP
1684 Elk Creek Drive	101 Park Ave.
Idaho Falls, Idaho 83404	New York, NY 10178-0060
Attn: Cristian Rabiti	Attn: Todd A. Hentges and Rahul Patel

If to Holder, to: the address for Holder on file with the Company (if prior to the Closing) or on file with PubCo (if after the Closing).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the SPAC Representative, the Seller Representative, the SPAC, and Holder, and the SPAC Representative and the Seller Representative shall be an express third-party beneficiary of this Agreement for purposes of this Section 2(h). No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. In the event any applicable laws come into force or effect (including by amendment), including any applicable rules of a national securities exchange upon with the PubCo Common Stock is registered, or of the Securities and Exchange Commission, which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise the Agreement to achieve the parties’ intention set forth herein.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and PubCo will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, PubCo shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement, together with the Business Combination Agreement to the extent referred to herein, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of PubCo or any of the rights, remedies or obligations of Holder under any other agreement between Holder and PubCo or any certificate or instrument executed by Holder in favor of PubCo, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of PubCo or any of the rights, remedies or obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s reasonable request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts.  This Agreement may be executed and delivered (including by electronic signature or by email in portable document form) in two or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

THE SPAC:

LAUNCH TWO acquisition corp.

By:
Name:	James J. McEntee, III
Title:	Chief Executive Officer

{Additional Signature on the Following Page}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

THE COMPANY:

NUCUBE ENERGY, INC.

By:
Name:	Cristian Rabiti
Title:	Chief Executive Officer

{Additional Signature on the Following Page}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

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By:
Name: